Exhibit 99.1

Corporate Participants

Neil Davidson Senior Vice President, Chief Financial Officer

Richard Haddrill Chief Executive Officer

Ramesh Srinivasan President & Chief Operating Officer

Other Participants

Steven Kent Analyst, Goldman Sachs & Co.

Carlo Santarelli Analyst, Deutsche Bank

Joe Greff Analyst, JPMorgan

Operator

Welcome to the Bally Technologies Incorporated Conference Call. My name is Christine and I will be your operator for today’s call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session. Please note that this conference is being recorded. I will now turn the call over to Neil Davidson. You may begin.

Neil Davidson - Bally Technologies, Inc.

Thank you Christine and good afternoon everyone. This is Neil Davidson, CFO of Bally Technologies, and welcome to our teleconference call to discuss Bally’s leadership. For today, I will cover our Safe Harbor language. Dick and Ramesh will make a few brief prepared remarks, and then we will take questions, if any.

Let me remind everyone, today’s call and simultaneous webcast contain forward-looking statements about Bally and our future business. These forward-looking statements are based on currently available information. Actual results could differ materially from those anticipated in the forward-looking statements and reported results should not be considered an indication of future performance. We do not intend and undertake no obligation to update our forward-looking statements; including forecast of future performance, the potential for growth of existing markets or the opening of new markets for our products as well as future prospects and proposed new products. More information on risks and uncertainties that may affect our business and financial results or may cause us not to achieve our forecasts are included in our annual report on form 10-K for the year ended June 30, 2012 and other public filings we have made with the Securities and Exchange Commission. The forward-looking statements made on this call and webcast, the archived version of the webcast and any transcripts of this call only speak to this date, November 14, 2012. Now, over to you Dick.

Richard Haddrill - Bally Technologies, Inc.

Thanks Neil. And let me start with highlighting the reasons for our leadership transition. First and foremost, Ramesh is ready to be CEO and deserves to be CEO. Ramesh and I have been business partners for 13 years across two companies and he has steadily taken on increasing responsibilities during that time and is highly qualified to be Bally’s next CEO.

When I first joined my prior company, Manhattan Associates, as CEO in 1999, Ramesh was a Director of Technical Services. During our five years together at Manhattan Associates he earned increasing areas of responsibility to the point where he was in charge of all research and development and all services and maintenance revenue. During our time at Manhattan Associates the share price increased over eightfold. Six months after joining Bally, and with the permission of Manhattan Associates, I recruited Ramesh to head our systems business, which he has taken to our current strong position as the industry leader. Eighteen months ago Ramesh became our President and Chief Operating Officer and has continued with strong leadership across both our games and systems businesses. I expect this close working relationship to continue in our new roles.

Second, as Chairman of the Board I expect to spend more of my time on longer term and strategic issues for Bally to insure that our success continues. Given our current, strong position there are many such strategic opportunities, including the VLT market, international expansion, iGaming and numerous strategic investment opportunities. I will maintain an office at the company, my health is excellent and I expect to be a very involved Chairman in the coming years, and I also expect to continue in my role as Chairman of the American Gaming Association.

Third, Bally is performing very well, and is extremely well positioned at this time and there’s no better time for this transition. We can clearly see good growth opportunities for the coming years and we have a very strong and deep leadership team within the company. We do not anticipate significant changes in our strategic direction, which is firmly in place, or in our key team members.

Fourth, I’ve been Bally’s CEO for eight years, the longest that I’ve held any position in my 38 years of professional work. I truly believe that Bally will benefit from these modified roles of both Ramesh and I so that as a team we can continue to lift our game. And finally, knowing that Ramesh will do his job very well, I should have just a bit more time to spend with my boys; ages 15 and 12.

The last point I’d like to make is that these changes are part of a thoughtful succession planning process that the board has had in place for years and has been a meaningful part of numerous board meetings. Now I’d like to turn it over to Ramesh for a few additional comments and questions.

Ramesh Srinivasan

Thank you, Dick. At the very outset, let me the first to congratulate you, Dick, on a fabulous eight years at the helm of Bally. Ever since you took over as CEO of Manhattan Associates in November, 1999 for the past 13 years I’ve had the privilege and the pleasure of having one of the best seats in the house to watch you in action, watch you work, watch you lead and learn from you. I will assure you, all Bally employees, all our customers and shareholders that I will work very hard and do my very best to do justice to this responsibility.

We’ve spent the past 18 months preparing myself and the organization for handling a transition like this. I am truly excited about the future of Bally. We have a great team, a solid strategy plan in place and we won’t miss a beat. In fact, despite Hurricane Sandy, our current quarter and our current fiscal year are progressing very well against our internal plan, and we are even more enthusiastic about fiscal year ‘14 and beyond. We are on a good growth path, and our broad and experienced team is very well positioned to execute on the various opportunities in front of us. We see many opportunities before us for international expansion, further product improvements, creation of new products and continuing our excellent track record of bringing practical innovation into the gaming technology space to benefit our customers and our shareholders. We thank you for your attention and now we’ll be happy to take any questions that our investors may have.

QUESTIONS AND ANSWERS

Operator

Thank you. We will now begin the question-and-answer session. If you have a question, please press star then one on your Touch-Tone phone. If you wish to be removed from the queue, please press the pound sign or the hash key. If you are using a speaker phone, you may need to pick up the handset first before pressing the numbers. Once again, if you have a question, please press star then one on your Touch-Tone phone. And our first question is from Steven Kent of Goldman Sachs. Please go ahead.

Steven Kent - Goldman Sachs & Co.

Hi, three questions. Are there any external issues that are forcing the timing of this? Second, why is there no transition period as would be more common? And then third, are you changing guidance in any way and is your outlook better or worse since your last quarterly update?

Richard Haddrill - Bally Technologies, Inc.

Steve, first on the external issues, there are no external issues affecting this decision. The relatively short transition period is kind of consistent with how we operate our business. When a decision is made, we act on it and the board continues to evaluate our business, status of the business, Ramesh’s growth and decided at a board meeting just yesterday that now is the time to make the change. This is also an evolution, not a revolution. As I tried to communicate on the call, I don’t see things changing dramatically. I don’t think Ramesh does either. I keep my same office, my same assistant, I show up and we talk like we have in the past 18 months. And as you know, in the past 18 months Ramesh has really had responsibility for all the games and systems business, so this is an evolution more than a revolution. And we have no change to our guidance. We’re still very bullish on our business. Our last call was strong and now that we’re a couple of more weeks beyond that earnings release we have no reason to modify that guidance, and as Ramesh alluded to, even with the slight setback of Sandy we still are marching to our internal plans for the quarter and the year.

Steven Kent - Goldman Sachs & Co.

Okay, thanks for the help.

Richard Haddrill - Bally Technologies, Inc.

Thank you.

Operator

Thank you. Our next question is from Carlo Santarelli of Deutsche Bank. Please go ahead.

Carlo Santarelli - Deutsche Bank

Hey guys, thanks and congratulations Dick and Ramesh. I just kind of had I guess one quick one, more so on the guidance aspect and how you guys are kind of thinking about the rest of the year as you referred to plan, and I’m assuming plan refers to guidance, although Ramesh you did say internal plan and referenced Sandy in there. Is there any kind of marginal softness that you’ve seen that’s related to the hurricane or that impact or is there anything that maybe has differed more recently?

Neil Davidson - Bally Technologies, Inc.

Yes Carlo, it’s Neil. I would say the statement was really around the fact that even with Sandy, so obviously Atlantic City the casinos were shut down for some days, I think the gaming revenues have been released in Atlantic City and you can see that there’s been a little bit of softness, certainly with the New York tracks. They shut down for a number of days. There was a snow storm shortly thereafter. But even given all that, we’re still tracking towards our internal plan.

Carlo Santarelli - Deutsche Bank

Okay, great. Thanks Neil.

Operator

Thank you. And as a reminder, if you have a question, please press star one on your phone now. And our next question is from Joe Greff of JPMorgan. Please go ahead.

Joe Greff - JPMorgan

Good afternoon everybody. Congratulations to you both, and Dick glad to hear that your health is excellent. Question for you, are there going to be any other internal changes or roles and will you have a chief operating officers or different structure than what you’ve had the last 18 months?

Ramesh Srinivasan - Bally Technologies, Inc

Joe, thank you. And apart from probably a few minor reporting [such at weeks], Joe, practically no changes in leadership, personnel or large structure expected or planned. You take every department, you have very strong leaders in place — HR, business development, innovation lab, legal, finance, operations, international, R&D. Any department you take we have very strong leaders in place, and March, April 2011 we made several changes, and we are very happy with how those changes have worked out that have since have been great since then, and we are very happy with how things are running today. And I’ve been working with each of the Bally leaders across every department for many number of years, so this is not going to be a major adjustment either for me or for them. So practically no changes expected Joe.

Joe Greff - JPMorgan

Thank you.

Richard Haddrill - Bally Technologies, Inc.

That includes my health. I expect that to remain good as well. Well, listen we appreciate people dialing in on short notice to this call and we are excited about our future and appreciate your attention and the continued interest and commitment to Bally. Bye for now.

Operator

Thank you. Ladies and gentlemen, this concludes today’s conference. Thank you for participating. You may now disconnect.